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                                                                    EXHIBIT 23.4


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

         We hereby consent to the inclusion of our letter dated February 23, 2000 to Equitable Production Company and Westport Oil and Gas Company, Inc. regarding our estimates of proved reserves and future revenue to the Equitable Production Company interest in the Equitable Gulf Region in this Registration Statement on Form S-1 (the "REGISTRATION STATEMENT") of Westport Resources Corporation and all references to Netherland, Sewell & Associates, Inc. and/or reports prepared by Netherland, Sewell & Associates, Inc. in this Registration Statement and to the reference of our firm as experts in the Registration Statement.


                                  Netherland, Sewell & Associates, Inc.

                                  By: /s/ Frederic D. Sewell
                                     ------------------------------------
                                     Frederic D. Sewell
                                     President

Dallas, Texas
June 28, 2000